Exhibit 21


                       LIBERTY FINANCIAL COMPANIES, INC.

                          SUBSIDIARIES OF THE COMPANY


                                                                               Jurisdiction of
                                                                               Incorporation or
Subsidiary                                                Immediate Parent     Organization
-------------------------------------------------------   ------------------   -----------------
The Colonial Group, Inc. ("CGI")*                         The Company          Massachusetts
Liberty Newport Holdings, Limited ("LNHL")                The Company          Delaware
Liberty Financial Services, Inc. ("LFS")*                 The Company          Massachusetts
Independent Holdings, Inc. ("IHI")                        The Company          Massachusetts
SteinRoe Services, Inc. ("SSI")*                          The Company          Massachusetts
Liberty Real Estate Group, Inc.                           The Company          Delaware
The PAMCO Group, Inc.                                     The Company          Delaware
Stein Roe & Farnham Incorporated ("Stein Roe")*           SSI                  Delaware
Keyport Life Insurance Company ("Keyport")*               SSI                  Rhode Island
SteinRoe Futures, Inc.                                    Stein Roe            Illinois
Keyport Financial Services Corp.                          Keyport              Massachusetts
Liberty Advisory Services Corp.                           Keyport              Massachusetts
American Benefit Life Insurance Company+                  Keyport              New York
Independence Life & Annuity Company*                      Keyport              Rhode Island
Colonial Advisory Services, Inc.                          CGI                  Massachusetts
Colonial Management Associates, Inc. ("CMA")*             CGI                  Massachusetts
Colonial Investors Service Center, Inc.*                  CGI                  Massachusetts
Liberty Financial Investments, Inc.*                      CMA                  Massachusetts
AlphaTrade, Inc.                                          CMA                  Massachusetts
Newport Pacific Management, Inc. ("NPMI")*                LNHL                 California
Newport Fund Management, Inc.*                            NPMI                 Virginia
Liberty Asset Management Company
 ("LAMCO")                                                LFS                  Delaware
Liberty Investment Services, Inc. ("LIS")                 LFS                  Massachusetts
Copley Venture Capital, Inc.                              LFS                  Massachusetts
Liberty International Advisors, S.A.                      LAMCO                Luxembourg
Liberty Financial Advisors, Inc.                          LIS                  Delaware
Liberty Securities Corporation*                           LIS                  Delaware
LSC Insurance Agency of Arizona, Inc.                     LIS                  Arizona
LSC Insurance Agency of Maine, Inc.                       LIS                  Maine
LSC Insurance Agency of New Mexico, Inc.                  LIS                  New Mexico
LSC Insurance Agency of Nevada, Inc.                      LIS                  Nevada
Financial Centre Insurance Agency, Inc.                   LIS                  Massachusetts
Liberty Financial International, S.A.                     LIS                  Luxembourg
Amigo Insurance Agency, Inc.                              LIS                  New Mexico
Independent Financial Marketing Group, Inc. ("IFMG")*     IHI                  New York



                                                                               Jurisdiction of
                                                                               Incorporation or
Subsidiary                                                Immediate Parent     Organization
-------------------------------------------------------   ------------------   -----------------
Independent Financial Securities, Inc.                    IFMG                 New York
IFS Agencies, Inc.                                        IFMG                 New York
IFS Agencies of Alabama, Inc.                             IFMG                 Alabama
IFS Agencies of New Mexico, Inc.                          IFMG                 New Mexico
IFMG Agencies of Maine, Inc.                              IFMG                 Maine
IFS Insurance Agencies of Ohio, Inc.                      IFMG                 Ohio

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* Significant Subsidiaries, as defined in SEC Regulation S-X.
+ To be renamed "Keyport Benefit Life Insurance Company" on or about April 1, 1998.